SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2014

Confederate Motors, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52500	26-4182621
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

3029 2nd Avenue South, Birmingham, Alabama	35233
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 324-9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02	Unregistered Sales of Equity Securities.

On July 31, 2013, Confederate Motors, Inc., a Delaware corporation (the “Company”) offered for sale 6,234,412 shares of common stock at $0.1604 per share for gross proceeds of $1,000,000 (the “Offering”). The Company received a subscription commitment from Optimum Solution PTE. LTD (“Optimum”) for 6,234,412 shares. On October 10, 2014, the Company received the remaining $250,000 from Optimum and issued the remaining 3,117,206 shares to Optimum. The Company refunded $20,000 that had been paid to the Company by an affiliate of Optimum to the affiliate. In connection with the closing of the Offering and an agreement with Rhiti Sports Management (“Rhiti”), the Company issued the remaining 882,792 of 1,765,584 shares owed to Rhiti.

Upon the completion of the Offering, the Board of Directors issued 3,242,000 shares to management and others for unpaid salaries and fees, employment agreements, and board service. The shares are valued at $0.125 per share. These amounts include 2,090,000 shares issued to H. Matthew Chambers, the Company’s Chairman and CEO, for $236,250 in unpaid salary, a 2.5 year extension of his employment agreement, and past director fees. It also includes 768,000 shares issued to Paolo Chiaia, a director and 384,000 shares issued to Patrick Aisher for director fees.

The shares issued to management (excluding 1,890,000 issued to Mr. Chambers for unpaid salary) and others above were issued pursuant to the Company’s 2014 Stock Incentive Plan.

The securities above were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. Each of the investors was an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Commission.  Each investor delivered appropriate investment representations with respect to the transaction and consented to the imposition of restrictive legends upon the share and warrant certificates representing the Securities.  Each person was afforded the opportunity to ask questions of the Company’s management and to receive answers concerning the terms and conditions of the transaction.  No selling commissions or other remuneration was paid in connection with the sale of the securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure in Item 3.02 regarding shares issued to management is incorporated by reference into this Item 5.02.

On October 16, 2014, the Board of Directors of the Company approved, by written consent, the 2014 Stock Incentive Plan (the “2014 Plan”), a copy of which is attached as Exhibit 4.1. Awards may be made under the 2014 Plan for up to 4,000,000 shares of common stock of the Company. All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company are eligible to be granted awards under the 2014 Plan. No Awards shall be granted under the 2014 Plan after the expiration of 10 years from the date the 2014 Plan was approved, but awards previously granted may extend beyond that date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	2014 Stock Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Confederate Motors, Inc.

Date: October 15, 2014	By	/s/ H. Matthew Chambers
H. Matthew Chambers, CEO

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